UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2004

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2004, Corporate Office Properties Trust (the “Company”), the General Partner of Corporate Office Properties, L.P. (the “Operating Partnership”), entered into the Seventeenth Amendment to Second Amended and Restated Limited Partnership Agreement (as so amended, the “Partnership Agreement”) of Corporate Office Properties, L.P with TRC Associates Limited Partnership (“TRC”). The Amendment was entered into in connection with the issuance by the Operating Partnership to TRC on September 23, 2004 of 352,000 Series I preferred units in the Operating Partnership (the “Preferred Units”) valued at $8.8 million.  The Preferred Units are convertible into common units in the Operating Partnership (the “Common Units”), on a basis of 0.5 Common Units for each Preferred Unit, and the Common Units will be redeemable for common shares or cash in accordance with the Partnership Agreement.  The Preferred Units will earn an annual cumulative preferred return of 7.5%, or $1.875 per unit, for the first 15 years following the date of issuance.  The annual cumulative preferred return increases for each subsequent five-year period, subject to certain maximum limits, pursuant to the Amendment. The Operating Partnership will have the right to redeem these Preferred Units at par on the 15th anniversary of the date of issuance.

Item 8.01	Other Events.

On September 23, 2004, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Operating Partnership and Credit Suisse First Boston LLC (the “Underwriter”) in connection with the sale of 2,000,000 (the “Firm Shares”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), to the Underwriter in connection with the public  offering of these securities.  The Company has also granted to the Underwriter an option to purchase up to 300,000 additional Common Shares (collectively with the “Firm Shares,” the “Shares”) to cover over-allotments, if any.  The sale of the Firm Shares will result in net proceeds to the Company before offering expenses of approximately $50.2 million or $25.10 per share.  The offering of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-3 (File No. 333-108785), filed with the Securities and Exchange Commission pursuant to the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.

None.

	(b)	Pro Forma Financial Information.

None.

	(c)	Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement, dated September 23, 2004, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P. and Credit Suisse First Boston LLC.
10.1

Seventeenth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated September 23, 2004, entered into by and between Corporate Office Properties Trust, as General Partner, and TRC Associates Limited Partnership.

23.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2004

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ RANDALL M. GRIFFIN
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ ROGER A. WAESCHE, JR.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Financial Officer